PETROLEUM DEVELOPMENT CORPORATION
NON-EMPLOYEE DIRECTOR
RESTRICTED STOCK AWARD AGREEMENT AND STOCK POWER

This NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AWARD AGREEMENT AND STOCK POWER (the "Agreement') is made as of _______________ (the "Grant Date") between PETROLEUM DEVELOPMENT CORPORATION, a Nevada corporation (the "Corporation") and _____________________, a non-employee director of the Corporation (the "Director").

Background Information

A.        The Board of Directors (the "Board") and stockholders of the Corporation previously adopted the Petroleum Development Corporation 2005 Non-Employee Director Restricted Stock Plan (the "Plan").

B.         Section 2.1 of the Plan provides that the Board, after consideration of the recommendation of the Compensation Committee of the Board (the "Committee"), shall have the discretion and right to grant Restricted Stock (as defined below) to non-employee directors of the Corporation, subject to the terms and conditions of the Plan.  The Board has made a grant of Restricted Stock to the Director as of the Grant Date pursuant to the terms of the Plan and this Agreement.

C.        The Director desires to accept the grant of Restricted Stock and agrees to be bound by the terms and conditions of the Plan and this Agreement.

Agreement

1.         Restricted Stock.  Subject to the terms and conditions provided in this Agreement and the Plan, the Corporation hereby grants the Director ________ (_______) shares of common stock of the Corporation (the "Restricted Stock") as of the Grant Date.

2.         Restrictions.  The Director acknowledges that the Restricted Stock is subject to the restrictions and all the terms and conditions set forth in the Plan, a copy of which is attached to this Agreement as Exhibit A.

3.         Federal Tax Elections.  The Director agrees to notify the Corporation promptly if the Director makes an election under Code Section 83(b) with respect to the Restricted Stock.

4.         Certificate.  The Director agrees that the Certificate for the Restricted Stock, together with an executed counterpart of this Non-Employee Restricted Stock Award Agreement and Stock Power, will be held by the Corporation until the expiration of the Restricted Period with respect to this award, as described in the Plan.

5.         No Retention Rights.  Neither the establishment of the Plan or the awarding of Restricted Stock to a Director shall be considered to give the Director the right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by the Plan.

6.         Defined Terms.  Capitalized terms not otherwise defined in this Agreement have the meanings given them in the Plan.

7.         Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

8.         Nontransferability.  The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and neither the right to receive Restricted Stock nor any interest under the Plan may be assigned by a Director, and any attempted assignment shall be void.

9.         Governing Laws.  This Agreement shall be construed and enforced in accordance with the local laws of the State of West Virginia, except with reference to the Code or Federal securities law.

STOCK POWER

Effective as of the Grant Date, Director assigns and transfers to Corporation the shares of Restricted Stock evidenced by the Certificate and appoints ___________ as attorney-in-fact to transfer the stock on the books of Corporation, with full power of substitution.  Although Director is the owner of the Restricted Stock, Corporation will hold the Certificate and this Stock Power during the Restriction Period described in the Plan.  Upon expiration of the Restriction Period, Corporation will return this Stock Power to Director, together with a new, unrestricted, certificate for the Restricted Stock.

IN WITNESS WHEREOF, the Corporation has executed this Agreement as of the Grant Date set forth above.

PETROLEUM DEVELOPMENT CORPORATION

By:

Name:

Title:

Director:

Address: